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                                  EXHIBIT 3(A)

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               GENTEX CORPORATION

      The following Restated Articles of Incorporation are executed by the undersigned corporation pursuant to the provisions of Act 284, Public Acts of 1972:

      1.    The present name of the corporation is: Gentex Corporation.

      2.    The corporation identification number assigned by the Bureau is:
            085536.

      3.    All former names of the corporation are: None.

      4.    The date of filing the original Articles of Incorporation was:
            January 11, 1974.

      The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

                                    ARTICLE I

      The name of the corporation is Gentex Corporation.

                                   ARTICLE II

      The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   ARTICLE III

      The total number of shares of all classes of stock which the corporation shall have the authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $.06 per share, and 5,000,000 shares of Preferred Stock, no par value.

      The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

      The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation, and other rights, preferences, and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board, is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

                                   ARTICLE IV

      The address of the registered office, which is the same as the mailing address, is 600 N. Centennial Street, Zeeland, Michigan 49464. The name of the resident agent at the registered office is Fred T. Bauer.

                                    ARTICLE V

      The corporation shall, to the full extent permitted by the Michigan Business Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

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                                   ARTICLE VI

                               AUTHORITY OF BOARD

      A. The business and affairs of the corporation shall be managed by a Board of Directors which shall exercise all of the powers and authority of the corporation (subject to the delegation to committees of the Board of Directors as permitted by law and not inconsistent with these Articles of Incorporation) except for such matters as are reserved to shareholders of the corporation by law or by these Articles of Incorporation.

                                  SIZE OF BOARD

      B. The Board of Directors shall consist of at least six (6), but not more than nine (9) members, and the specific number of directors to be elected or appointed within such limits shall be as determined by the Board of Directors from time to time.

                             CLASSIFICATION OF BOARD

      C. Directors shall be divided into three classes and each class shall be as nearly equal in number as possible to the other classes. At the first election of directors subsequent to the adoption of this Article, the directors shall be elected by class to serve for terms which expire at the first, second, and third subsequent annual meetings of shareholders, respectively. At each annual meeting of shareholders thereafter, directors shall be elected to serve for a term which expires at the third annual meeting of shareholders following a meeting at which the director is elected.

                               VACANCIES IN BOARD

      D. Vacancies occurring in the Board of Directors by reason of death, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, and vacancies occurring by reason of an increase of the number of directors may be filled by majority vote of the Board of Directors at any meeting duly called and convened. Directors appointed by the Board of Directors to fill any vacancies shall hold office only until the next annual meeting of shareholders.

                              NOMINATION FOR BOARD

      E. Nomination for directors who are proposed as replacements for directors appointed by the Board of Directors to fill vacancies, if any, shall be designated in ballots and/or proxies submitted to shareholders to serve such terms of years as will make the classes of directors as nearly equal to each other in number as possible. Nominations by shareholders for any directorship must be submitted to the Board of Directors by written notice not later than thirty (30) days prior to the date of the annual meeting of shareholders at which the election is to be held (or within seven (7) days after the date the corporation mails, or otherwise gives notice of the date of such meeting, if such notice is given less than forty (40) days prior to the meeting date), which notice shall state the name of the nominee, the address of the nominee's business or residence, the nominee's principal occupation, and the name and address of the nominee's employer or business if self-employed.

                               REMOVAL FROM BOARD

      F. A director may be removed from office as a director, with or without cause, only by the affirmative vote of the holders of two-thirds (2/3) of the then issued and outstanding shares of the corporation's stock entitled to vote thereon at a meeting duly called and convened for that purpose; provided, however, that the term of office of any director who is first elected to the Board of Directors after May 13, 1987, and who is then or thereafter becomes an employee of the corporation, or any of its subsidiaries, shall automatically terminate simultaneously with the termination of that director's employment by the corporation or subsidiary, with or without cause.

                                    AMENDMENT

      G. This Article may not be amended or repealed, in whole or in part, except by affirmative vote of the holders or at least two-thirds (2/3) of the issued and outstanding shares of the corporation's capital stock entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by majority vote of such shareholders at any meeting of shareholders duly called and convened where such amendment has been recommended for approval by two-thirds (2/3) of all directors then holding office.

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                                   ARTICLE VII

               SPECIAL REQUIREMENTS REGARDING CERTAIN TRANSACTIONS
                             WITH INTERESTED PARTIES

      A, Unless the conditions set forth in subparagraphs 1 through 4 of this Paragraph A are satisfied or the approval specified in subparagraph 1 of Paragraph B of this Article has been made, the affirmative vote of the holders of that fraction of the outstanding shares of the capital stock of the corporation entitled to vote in the election of directors, but in no event less than two-thirds (2/3), determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all Interested Parties, plus (ii) two-thirds (2/3) of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of the outstanding shares entitled to vote in the election of directors, shall be required for the adoption or authorization of a Combination or Reorganization (as hereinafter defined) with any Interested Party (as hereinafter defined) if, as of the record date for the determination of shareholders entitled to vote thereon, the Interested Party is (or has been at any time within the preceding twelve (12) months) the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of directors. The two-thirds (2/3) vote requirement specified in the preceding sentence shall not be applicable if:

            1. The cash and fair market value of any other consideration to be received per share by holders of the common stock of the corporation (including shareholders who do not vote in favor of the transactions) in exchange or substitution for their shares in the Combination or Reorganization is at least equal in amount to: (a) the highest per share amount paid by the Interested Party in acquiring any of its holdings of the common stock of the corporation; plus (b) the amount, if any, by which six percent (6%) per annum of that per share price exceeds the aggregate of per share amounts paid as cash dividends; in each case computed from the date the Interested Party became an Interested Party;

            2. Subsequent to becoming an Interested Party: (a) the Interested Party shall have taken steps to ensure that the corporation's Board of Directors included at all times representation by Continuing Directors (as hereinafter defined) proportionate to the shareholdings of the shareholders not affiliated with the Interested Party (with a Continuing Director to occupy any resulting fractional Board position); (b) the Interested Party shall not have acquired any newly issued securities of the corporation, including securities convertible into common stock, from the corporation, directly or indirectly, except with respect to pro rata stock dividends or stock splits; (c) the Interested Party shall not have acquired any additional shares of the outstanding common stock of the corporation or securities convertible into common stock, except as a part of the transaction which resulted in the Interested Party becoming an Interested Party; and (d) the Interested Party shall not have received a benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, tax credits, or other financial assistance provided by the corporation;

            3. Subsequent to the date the Interested Party became an Interested Party there shall have been no major change in the corporation's business or equity capital structure without, in each case, approval by at least two-thirds (2/3) of the Continuing Directors, as well as a majority of all Directors; and

            4. A proxy statement conforming to the requirements of the Securities Exchange Act of 1934 shall have been mailed to the shareholders of the corporation for the purpose of soliciting shareholder approval of the Combination or Reorganization containing at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Combination or Reorganization that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack thereof) of the terms of the Combination or Reorganization from the point of view of the remaining public shareholders of the corporation, which investment banking firm shall be selected by a majority of the Continuing Directors and shall be paid a reasonable fee for its services by the corporation upon receipt of the opinion.

                                   EXCEPTIONS

      B. The provisions of Paragraph A of this Article shall not apply, and the otherwise applicable provisions of Michigan law shall apply to:

            1. Any Combination or Reorganization as to which a memorandum of understanding with the Interested Party setting forth the principal terms of the transaction has been approved by two-thirds (2/3) of the Continuing Directors and a majority of all directors (provided the transaction is consummated in substantial conformity therewith); or

            2. Any Combination or Reorganization with an Interested Party where this corporation then holds more than fifty percent (50%) of the issued and outstanding shares of the capital stock in such Interested Party which are entitled to vote in elections of directors.

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                                   DEFINITIONS

      C. As used in this Article, the following words and phrases shall have the following meanings:

            1. "Interested Party" means every person or entity which first becomes the beneficial owner of five percent (5%) or more of the corporation's issued and outstanding shares of capital stock entitled to vote in the election of directors after the date this Article becomes effective. In addition, an Interested Party includes (and an Interested Party shall be deemed to be the beneficial owner of all of the shares held directly or indirectly by) all "Affiliates" and "Associates" (as hereinafter defined) of such person or entity and any person or entity with which the Interested Party, or the Affiliates or Associates thereof, has any agreement, arrangement, or understanding with respect to the acquisition, holding, disposition, or voting of shares of the capital stock of this corporation, together with the successors and assigns of such persons or entities in any transaction or series of transactions not involving a public offering of the corporation's shares within the meaning of the Securities Act of 1933.

            2. "Combination or Reorganization" means any merger involving this corporation (or a subsidiary of this corporation) and an Interested Party (irrespective of the identity of the surviving corporation), any consolidation involving this corporation (or a subsidiary of this corporation), and an Interested Party, any sale, exchange, lease, mortgage, transfer, or other disposition by this corporation (or a subsidiary of this corporation) of all, or substantially all, of its assets or business, directly or indirectly, to an Interested Party, and any transaction whereby voting securities of this corporation (or any subsidiary) in exchange or payment for the securities or assets of an Interested Party.

            3. "Continuing Director" means a director of the corporation holding office as of the time this Article becomes effective, a director elected by shareholders subsequent to the time this Article becomes effective, but prior to the time an Interested Party acquired the status of Interested Party, and any director who succeeded a Continuing Director pursuant to an affirmative recommendation by a majority of Continuing Directors.

            4. "Affiliate" means with respect to any person or entity that such person or entity directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

            5. "Associate" means with respect to any person or entity: (1) any corporation or organization of which such person or entity is an officer, director, or partner, or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person or entity has a substantial beneficial interest or as to which such person or entity serves as trustee or any similar capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                                 INTERPRETATIONS

      D. A majority of the Continuing Directors shall have the authority to determine for purposes of this Article, on the basis of information know to them:

            1. Whether any person or entity owns beneficially five percent (5%) or more of the issued and outstanding shares of the common stock of the corporation.

            2. Whether a person or entity is an Affiliate or Associate of another; and

            3. Whether a person or entity has an agreement, arrangement, or understanding with another.

      Any determination pursuant to this subparagraph made in good faith by the Continuing Directors shall be conclusive and binding for the purposes specified in this Article.

                                    AMENDMENT

      E. This Article may not be amended or repealed, in whole or in part, except by affirmative vote of that fraction of the outstanding shares of the capital stock of the corporation entitled to vote in the election of directors, but in no event less than two-thirds (2/3) determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all Interested Parties, plus (ii) two-thirds (2/3) of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of the outstanding shares of stock of the corporation entitled to vote in the election of directors.

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                                  ARTICLE VIII

                          EVALUATION OF CERTAIN OFFERS

      The Board of Directors of the corporation shall not approve, adopt, or recommend any offer of any person or entity, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation, to merge or consolidate the corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the corporation and its shareholders. In connection with its evaluation as to compliance with laws, the connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its shareholders, the board of Directors shall consider all factors which it deems relevant, including, without limitation: (1) the adequacy and fairness of the consideration to be received by the corporation and/or its shareholders under the offer considering historical trading prices for the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers, and the future prospects for the corporation and its business;
(2) the potential social and economic impact of the offer and its consummation on the corporation, its employees, customers, and vendors; and (3) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and any subsidiaries operate or are located.

                                    AMENDMENT

      This Article may not be amended or repealed, in whole or in part, except by affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the corporation's capital stock entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by a majority vote of shareholders at any meeting of shareholders duly called and convened where such amendment or repeal has been recommended for approval by two-thirds (2/3) of all directors then holding office.

                                   ARTICLE IX

      A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) resulting from a violation of section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to March 1, 1987.

      These Restated Articles of Incorporation were duly adopted on August 12, 2004, in accordance with the provisions of Section 642 of the Michigan Business Corporation Act. The necessary number of shares as required by statute were voted in favor of these Restated Articles of Incorporation.

      Signed this 20th day of August, 2004.

                                                   /s/ Enoch C. Jen
                                                   ----------------------------
                                                   Enoch C. Jen
                                                   Its Vice President-Finance

                                                       990048

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